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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported)
                                           December 18, 2000 (December 18, 2000)



                         RTI INTERNATIONAL METALS, INC.
             (Exact name of registrant as specified in its charter)



     Ohio                        001-14437                      52-2115953
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



                               1000 Warren Avenue
                                     Niles, OH                         44446
                     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code               (330) 544-7700




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RTI                                                    P.O. BOX 269
INTERNATIONAL                                          1000 WARREN AVENUE
METALS, INC.                                           NILES, OHIO 44446-0269

ITEM 5. Niles, Ohio - RTI International Metals, Inc., (NYSE: RTI) announced today that it has purchased the remaining outstanding shares of Reamet, S.A. of Villette, France, for $4 million in cash. RTI had previously held a 40% interest in Reamet.

         Reamet is a premier distributor of titanium products to the French market, serving aerospace, military, and industrial customers. Its largest customer is Aerospatiale, French partner to the Airbus consortium, with which it has a contract to supply titanium, principally in the form of cut plate. Reamet's sales in 2000 will exceed $20 million. The acquisition is expected to add approximately $.05 per share to RTI's 2001 income on a consolidated basis.

         Charles Barbery, Reamet's founder, will continue in his current role as President. Reamet will become part of RTI Europe, RTI's network of fabrication and distribution facilities serving Europe with specialty metals and processing. RTI Europe has locations in Great Britain, Germany, Italy, and now France.

         Timothy G. Rupert, RTI's President and CEO, noted, "Reamet has been a well respected supplier of titanium products in France since 1978. In recent years they have expanded their cut-to-size, kitting, and e-business capabilities. The addition of Reamet to our European network will further strengthen RTI's ability to serve our European customers, most notably, the Airbus family of manufacturers."

         The transaction has been approved by the French Finance Ministry.

                                     (more)
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                                                                 RTI
                                                                 INTERNATIONAL
December 18, 2000                                                METALS, INC.
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         RTI also disclosed a mechanical failure at its 4-high rolling mill in
         Niles, Ohio. The mill has been repaired and operations have resumed. However, the one-week outage is likely to reduce flat product shipments and earnings for the fourth quarter.

         This news release contains forward-looking statements that involve risks and uncertainties. These include but are not limited to the cyclical nature of the commercial aerospace industry, chemical processing, oil and gas industries, uncertain defense spending, and the competitive market for specialty metals. Other risks and uncertainties have previously been included in the Company's filings with the Securities and Exchange Commission, copies of which are available from the SEC or from RTI Investor Relations.

         RTI International Metals, Inc., headquartered in Niles, Ohio, through its various subsidiaries, manufactures and distributes titanium and specialty metal mill products, and extruded shapes, as well as engineered systems for energy-related markets and environmental engineering services. The Company's products are used for aerospace, industrial, military, and consumer applications.


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